KEMPER CORPORATION AND INFINITY PROPERTY AND CASUALTY CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) are based on the separate historical consolidated financial statements of Kemper Corporation ("Kemper") and Infinity Property and Casualty Corporation ("Infinity") after giving effect to the Merger as defined in Note 1, "Description of the Merger," and the assumptions and adjustments described in the accompanying notes to the pro forma financial statements. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 is presented as if the Merger had occurred on June 30, 2018. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2017 and six months ended June 30, 2018 are presented as if the Merger had occurred on January 1, 2017. The historical consolidated financial statements have been adjusted to give effect to pro forma events that are (i) directly attributable to the Merger, (ii) factually supportable items and (iii) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the combined results.
The preparation of the pro forma financial statements and related adjustments require certain assumptions and estimates. The pro forma financial statements should be read together with:

•	the accompanying notes to the pro forma financial statements contained in this Exhibit 99.3;

•	Kemper’s audited historical consolidated financial statements and accompanying notes included in Kemper’s Annual Report on Form 10-K for the year ended December 31, 2017;

•	Kemper’s unaudited historical condensed consolidated financial statements and accompanying notes included in Kemper’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018;

•	Infinity’s audited historical consolidated financial statements and accompanying notes included in Infinity’s Annual Report on Form 10-K for the year ended December 31, 2017; and

•
Infinity’s unaudited historical condensed consolidated financial statements as of June 30, 2018 for the three and six months ended June 30, 2018 and 2017 and accompanying notes thereto included in Exhibit 99.2 to Kemper's Current Report on Form 8-K/A filed herewith.

The pro forma financial statements were prepared using the acquisition method of accounting for business combinations pursuant to the provisions of Financial Accounting Standards Board Accounting Standards Codification ("ASC") 805, Business Combinations (“ASC 805”), with Kemper considered the acquirer of Infinity for accounting purposes. Under the acquisition method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their respective fair values as of the closing date, with any excess purchase price allocated to goodwill. The pro forma financial statements set forth below give effect to, among other things, the following:

•	issuance of Kemper common stock to certain Infinity shareholders as a portion of the Merger consideration;

•	payment of cash to certain Infinity shareholders as a portion of the Merger consideration;

•	incurrence of debt to fund a portion of the cash payable in connection with the Merger consideration;

•	liquidation of certain Kemper investments to fund a portion of the cash payable in connection with the Merger consideration; and

•	transaction fees incurred in connection with the Merger.
The fair values of assets acquired and liabilities assumed presented in the pro forma financial statements are based on preliminary estimates. Determining fair values requires the use of estimates and assumptions including, but not limited to, estimates of future cash flows and direct costs in addition to developing the appropriate discount rates. Kemper believes the estimated fair values recognized for the assets acquired and the liabilities assumed are based on reasonable estimates and assumptions currently available. The final determination of the fair values of assets acquired and liabilities assumed will be based on the estimated fair value of such assets and liabilities that exist as of the closing date. Accordingly, the amounts allocated to the fair value of assets acquired and liabilities assumed and the resulting goodwill could change from the amounts used in the pro forma financial statements presented below.
The pro forma adjustments and related assumptions are described in the accompanying notes to the pro forma financial statements. Kemper believes that the assumptions used to derive the pro forma adjustments are reasonable given the information available. However, adjustments that may be recorded upon completion of the final valuation of balance sheet amounts may differ materially from the information presented in the pro forma financial statements.
The pro forma financial statements have been prepared by Kemper in accordance with Article 11 of Regulation S-X promulgated by the U.S. Securities Exchange Commission ("SEC") and are not necessarily indicative of the combined financial position or results of operations that might have been achieved had the Merger been completed as of the dates indicated, nor are they meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the Merger. Neither Kemper nor Infinity can provide any assurance that the results indicated in the pro forma financial statements will be realized or that Kemper’s or Infinity’s future financial results will not materially vary from the pro forma financial statements. In addition, the accompanying unaudited pro forma condensed combined statements of income do not include any pro forma adjustments to give effect to expected synergies, expected cost savings or restructuring actions that may be achievable or the impact of any non-recurring activity and one-time Merger-related costs.
Certain financial information of Infinity, as presented in its historical consolidated financial statements, has been reclassified to conform to the historical presentation in Kemper’s consolidated financial statements. Refer to Note 4, "Historical Infinity Conforming Adjustments," to the pro forma financial statements for an explanation of these reclassifications.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2018

(Dollars in Millions)	Historical Kemper	Historical Infinity (1)	Acquisition Adjustments	Ref.	Pro Forma as Adjusted
Assets:
Investments:
Fixed Maturities at Fair Value	$5,260.3	$1,479.5	$(0.5)	(6a)	$6,739.3
Equity Securities at Fair Value	514.9	90.3	—		605.2
Equity Securities at Modified Cost	54.1	—	—		54.1
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	170.9	—	—		170.9
Short-term Investments at Cost which Approximates Fair Value	169.0	—	—		169.0
Other Investments	411.7	—	—		411.7
Total Investments	6,580.9	1,569.8	(0.5)		8,150.2
Cash and Cash Equivalents	649.9	102.8	(564.6)	(6b)	188.1
Receivables from Policyholders	407.5	584.2	(2.6)	(6c)	989.1
Other Receivables	189.2	31.9	—		221.1
Deferred Policy Acquisition Costs	388.9	102.9	(102.9)	(6d)	388.9
Intangible Assets	—	—	262.7	(6e)	262.7
Goodwill	323.0	75.3	694.6	(6f)	1,092.9
Current Income Tax Assets	0.9	—	0.2	(6g)	1.1
Deferred Income Tax Assets	10.6	23.1	(33.7)	(6h)	—
Other Assets	289.6	96.1	6.0	(6i)	391.7
Total Assets	$8,840.5	$2,586.1	$259.2		$11,685.8
Liabilities and Shareholders’ Equity:
Liabilities:
Insurance Reserves:
Life and Health	$3,543.5	$—	$—		$3,543.5
Property and Casualty	1,059.7	714.2	(12.8)	(6j)	1,761.1
Total Insurance Reserves	4,603.2	714.2	(12.8)		5,304.6
Unearned Premiums	723.8	716.5	—		1,440.3
Current Income Tax Liabilities	—	3.9	(3.9)	(6k)	—
Deferred Income Tax Liabilities	—	—	1.2	(6l)	1.2
Liabilities for Unrecognized Tax Benefits	9.2	—	—		9.2
Debt, Current and Non-current	951.8	273.9	8.2	(6m)	1,233.9
Accrued Expenses and Other Liabilities	506.8	141.8	29.5	(6n)	678.1
Total Liabilities	6,794.8	1,850.3	22.2		8,667.3
Shareholders’ Equity:
Common Stock	5.2	21.9	(20.6)	(6o)	6.5
Paid-in Capital	681.5	386.7	592.1	(6p)	1,660.3
Retained Earnings	1,289.4	846.4	(853.7)	(6q)	1,282.1
Accumulated Other Comprehensive Income	69.6	(16.1)	16.1	(6r)	69.6
Treasury Stock, at Cost	—	(503.1)	503.1	(6s)	—
Total Shareholders’ Equity	2,045.7	735.8	237.0		3,018.5
Total Liabilities and Shareholders’ Equity	$8,840.5	$2,586.1	$259.2		$11,685.8

(1)
Historical Infinity financial information has been conformed to the historical presentation in Kemper’s consolidated financial statements. Refer to Note 4, "Historical Infinity Conforming Adjustments."

The accompanying notes to the unaudited pro forma condensed combined financial statements are an integral part of these financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2017

(Dollars in Millions, Except for Per Share Amounts)	Historical Kemper	Historical Infinity (1)	Acquisition Adjustments	Ref.	Financing Adjustments	Ref.	Pro Forma As Adjusted
Revenues:
Earned Premiums	$2,350.0	$1,371.3	$—		$—		$3,721.3
Net Investment Income	327.2	37.3	0.3	(7a)	(2.7)	(7f)	362.1
Other Income	4.0	1.4	—		—		5.4
Net Realized Gains on Sales of Investments	56.5	5.3	—		—		61.8
Net Impairment Losses Recognized in Earnings	(14.3)	(3.1)	—		—		(17.4)
Total Revenues	2,723.4	1,412.2	0.3		(2.7)		4,133.2
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	1,837.4	1,053.7	7.2	(7b)	—		2,898.3
Insurance Expenses	644.3	251.5	76.7	(7c)	—		972.5
Interest and Other Expenses	80.6	26.3	2.1	(7d)	9.5	(7g)	118.5
Total Expenses	2,562.3	1,331.5	86.0		9.5		3,989.3
Income from Continuing Operations before Income Taxes	161.1	80.7	(85.7)		(12.2)		143.9
Income Tax Benefit (Expense)	(41.2)	(35.3)	30.0	(7e)	4.3	(7h)	(42.2)
Income from Continuing Operations	$119.9	$45.4	$(55.7)		$(7.9)		$101.7
Income from Continuing Operations Per Unrestricted Share:
Basic	$2.32	$4.13					$1.56
Diluted	$2.31	$4.10					$1.56

(1)
Historical Infinity financial information has been conformed to the historical presentation in Kemper’s consolidated financial statements. Refer to Note 4, "Historical Infinity Conforming Adjustments."

The accompanying notes to the unaudited pro forma condensed combined financial statements are an integral part of these financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Six Months Ended June 30, 2018

(Dollars in Millions, Except for Per Share Amounts)	Historical Kemper	Historical Infinity (1)	Acquisition Adjustments	Ref.	Financing Adjustments	Ref.	Pro Forma As Adjusted
Revenues:
Earned Premiums	$1,267.9	$728.2	$—		$—		$1,996.1
Net Investment Income	157.6	21.6	0.2	(8a)	(1.4)	(8f)	178.0
Other Income	2.4	0.9	—		—		3.3
Income from Change in Fair Value of Equity Securities	1.1	(2.9)	—		—		(1.8)
Net Realized Gains on Sales of Investments	6.4	0.8	—		—		7.2
Net Impairment Losses Recognized in Earnings	(0.5)	(2.0)	—		—		(2.5)
Total Revenues	1,434.9	746.6	0.2		(1.4)		2,180.3
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	936.4	539.8	3.1	(8b)	—		1,479.3
Insurance Expenses	331.3	129.6	11.6	(8c)	—		472.5
Interest and Other Expenses	54.7	16.9	(13.2)	(8d)	4.8	(8g)	63.2
Total Expenses	1,322.4	686.3	1.5		4.8		2,015.0
Income from Continuing Operations before Income Taxes	112.5	60.3	(1.3)		(6.2)		165.3
Income Tax Benefit (Expense)	(21.4)	(12.5)	0.3	(8e)	1.4	(8h)	(32.2)
Income from Continuing Operations	$91.1	$47.8	$(1.0)		$(4.8)		$133.1
Income from Continuing Operations Per Unrestricted Share:
Basic	$1.76	$4.38					$2.04
Diluted	$1.75	$4.34					$2.03

(1)
Historical Infinity financial information has been conformed to the historical presentation in Kemper’s consolidated financial statements. Refer to Note 4, "Historical Infinity Conforming Adjustments."

The accompanying notes to the unaudited pro forma condensed combined financial statements are an integral part of these financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Description of the Merger
On July 2, 2018, Kemper completed the acquisition of Infinity pursuant to the terms of a merger agreement dated February 13, 2018 by and among Kemper, Vulcan Sub, Inc., an Ohio corporation and a wholly owned subsidiary of Kemper (“Kemper Merger Sub”), and Infinity, pursuant to which Kemper Merger Sub merged with and into Infinity, with Infinity surviving as a wholly owned subsidiary of Kemper (the "Merger").
Note 2. Basis of Presentation
The unaudited pro forma condensed combined balance sheet as of June 30, 2018 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2017 and six months ended June 30, 2018 are based on the historical consolidated financial statements of Kemper and Infinity after giving effect to the closing and the assumptions and adjustments described in the accompanying notes. Such pro forma adjustments are (1) factually supportable, (2) directly attributable to the Merger and (3) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the results of operations of the combined company.
The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting pursuant to the provisions of ASC 805, "Business Combinations," which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the closing date.
The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurement,” as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants. Fair value measurements can be highly subjective, and it is possible that participants applying reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.
The preliminary estimated identifiable finite-lived intangible assets include Value of Business Acquired ("VOBA"), agency and broker relationships, trade name and internal-use software. The estimated identifiable indefinite-lived intangible assets include insurance licenses, which are not amortized, but will be subject to periodic impairment testing and are subject to the same risks and uncertainties noted for the identifiable finite-lived intangible assets. Goodwill represents the excess of the estimated purchase price over the estimated fair value of Infinity’s assets acquired and liabilities assumed.
The Company has not yet completed the allocation of the purchase price to the assets acquired and liabilities assumed. Accordingly, the preliminary estimated fair values of the assets acquired and liabilities assumed may change, including the estimated fair values and useful lives of the tangible assets and identifiable intangible assets and allocation of the excess purchase price to goodwill.
The pro forma financial statements are presented solely for informational purposes and are not necessarily indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the Merger. In addition, the accompanying unaudited pro forma condensed combined statements of income do not reflect expected revenue synergies, expected cost savings or restructuring actions that may be achievable or the impact of any non-recurring activity and one-time Merger-related costs.
Note 3. Accounting Policies
As part of preparing the pro forma financial statements, Kemper conducted a review of the accounting policies of Infinity to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to Kemper’s accounting policies and classifications. During the preparation of these pro forma financial statements, Kemper did not become aware of any material differences between accounting policies of Kemper and Infinity, except for certain reclassifications necessary to conform Infinity’s historical consolidated financial statements to Kemper’s financial presentation, and accordingly, these pro forma financial statements do not assume any material differences in accounting policies between Kemper and Infinity, except as disclosed in Note 4, "Historical Infinity Conforming Adjustments."
Note 4. Historical Infinity Conforming Adjustments
Financial information of Infinity in the “Historical Infinity” column of the pro forma financial statements has been conformed to the historical presentation in Kemper’s consolidated financial statements. Installment and Other Fees of $105.8 million in Infinity’s historical statement of income for the year ended December 31, 2017 and $56.2 million for the six months ended June 30, 2018 were reclassified to Insurance Expenses.
Note 5. Preliminary Purchase Price Allocation
Total cash, stock and equity-based compensation consideration paid to Infinity shareholders and certain holders of Infinity equity-based compensation awards was approximately $1.5 billion. In conjunction with closing the acquisition, Kemper issued 13,184,107 shares, with an aggregate fair value of $982.6 million based on Kemper’s July 2, 2018 stock price of $74.53 per share, and paid $564.6 million in cash consideration to Infinity's shareholders. In addition, Kemper issued 44,010 restricted units under Kemper's equity-based compensation plan to replace Infinity restricted shares that were outstanding immediately prior to the closing. The aggregate fair value of such Kemper restricted units granted was $3.3 million at July 2, 2018, of which $1.6 million is attributed to service provided prior to the closing and included in consideration paid. The remaining amount of $1.7 million is attributed to future service and will be recognized in compensation expense primarily over a period of two years. The cash consideration was funded by cash on hand as of July 2, 2018, inclusive of $250.0 million in borrowings under Kemper’s delayed draw term loan facility and $110.0 million of Kemper subsidiary borrowings from the Federal Home Loan Bank ("FHLB") of Dallas and FHLB of Chicago. See Note 9, "Preliminary Unaudited Pro Forma Debt," for additional information.
The pro forma preliminary allocation of the purchase price to Infinity’s assets acquired and liabilities assumed as of June 30, 2018 based on the preliminary estimate of their respective fair values is presented below.

(Dollars in Millions)
Assets:
Investments	$1,569.3
Cash and Cash Equivalents	102.8
Receivables from Policyholders	581.6
Other Receivables	31.9
Intangible Assets	262.7
Other Assets	102.1
Liabilities:
Insurance Reserves	(701.4)
Unearned Premiums	(716.5)
Current Income Tax Liabilities	(1.8)
Deferred Income Tax Liabilities	(11.7)
Debt, Current and Non-current	(282.1)
Accrued Expenses and Other Liabilities	(158.1)
Total Identifiable Net Assets Acquired	778.8
Goodwill	769.9
Purchase Price	$1,548.7
Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The VOBA intangible asset represents the present value of the expected underwriting profit within policies that were in-force at the closing date. Agency relationships represent the network through which Infinity conducted its operations and existing Infinity policyholder relationships. The fair value of agency and broker relationships acquired was estimated using the income approach. Critical inputs into the valuation model for agency and broker relationships acquired include sales field force cost and time estimates to recreate the number of agents and brokers acquired and an estimate of lost underwriting profit during the estimated time period to recreate the agents and brokers acquired. Internal-use software relates to Infinity’s software used internally and was estimated using the cost approach. The Infinity trade name was estimated using the relief-from-royalty method under the income approach. Licenses, which represents the regulatory licenses held by Infinity, was valued using the market approach.
The preliminary allocation to intangible assets is as follows:

(Dollars in Millions)	June 30, 2018
VOBA	$145.8
Agency Relationships	55.5
Internal-use Software	41.0
Trade Name	10.5
Licenses	8.0
Agency Business	1.9
Total Identified Intangible Assets	$262.7
The expected amortization related to the preliminary fair value of the acquired finite lived intangible assets for the five years following the Merger is shown in the table below:

	Year Following the Acquisition
(Dollars in Millions)	Year 1	Year 2	Year 3	Year 4	Year 5
Amortization of Intangibles:
VOBA	141.8	1.4	1.3	1.3	—
Agency and Broker Relationships	3.7	3.7	3.7	3.7	3.7
Internal-use Software	12.6	11.7	7.0	3.4	3.4
Trade Name	8.4	2.1	—	—	—
Agency Business	1.3	0.6	—	—	—
Total	$167.8	$19.5	$12.0	$8.4	$7.1

Note 6. Preliminary Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments
Adjustments included in the “Acquisition Adjustments” column in the accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2018 are as follows:

(Dollars in Millions)		Increase (Decrease) as of June 30, 2018
	Assets:
(6a)	Adjustment to Reflect Fixed Maturities at Fair Value	$(0.5)
(6b)	Adjustment to Reflect the Cash Portion of the Merger Consideration Paid by Kemper to Infinity Shareholders to Effect the Merger Funded by Available Cash Resources	(564.6)
(6c)	Adjustment to Reflect Receivables from Policyholders at Fair Value	(2.6)
(6d)	Adjustment to Eliminate Infinity’s Deferred Policy Acquisition Costs	(102.9)
(6e)	Adjustment to Record Intangible Assets Acquired	262.7
	Adjustments to Goodwill:
	To Eliminate Infinity’s Historical Goodwill	(75.3)
	To Record Goodwill Determined as the Consideration Paid to Effect the Merger in Excess of the Estimated Fair Values of the Net Assets Acquired	769.9
(6f)	Total Goodwill Adjustments	694.6
	Adjustments to Current Income Tax Assets:
	To Record Current Income Tax Asset Associated with Transaction Costs to be Incurred by Infinity	2.1
	To Record Current Income Tax Asset Associated with Transaction Costs to be Incurred by Kemper	2.0
	Adjustment to Reclassify Infinity's Historical Current Income Tax Liability to Current Income Tax Asset	(3.9)
(6g)	Total Adjustment to Current Income Tax Assets	0.2
(6h)	Adjustment to Reclassify Kemper and Infinity's Historical Deferred Income Tax Assets to Deferred Income Tax Liabilities	(33.7)
(6i)	Adjustment to Reflect Infinity’s Property and Equipment at Fair Value	6.0
	Total Adjustments to Assets	$259.2

(Dollars in Millions)		Increase (Decrease) as of June 30, 2018
	Liabilities:
(6j)	Adjustment to Reflect Infinity’s Unpaid Losses and Loss Adjustment Expenses at Fair Value	$(12.8)
(6k)	Adjustment to Reclassify Infinity's Historical Current Income Tax Liability to Current Income Tax Asset	(3.9)
	Adjustments to Deferred Income Tax Liabilities:
	To Eliminate Infinity’s Historical Deferred Tax Liability Associated with Deferred Policy Acquisition Costs	(21.6)
	To Reflect Deferred Tax Liability Associated with the Fair Value Adjustment of Infinity’s Fixed Maturity Investments	(0.1)
	To Reflect Deferred Tax Liability Associated with the Fair Value Adjustment of Infinity’s Property and Equipment	1.3
	To Reflect Deferred Tax Liability Associated with the Fair Value Adjustment of Infinity’s Unpaid Losses and Loss Adjustment Expenses	2.7
	To Reflect Deferred Tax Asset Associated with the Fair Value Adjustment of Infinity’s Debt	(1.7)
	To Reflect Deferred Tax Liability for the Intangible Assets Being Acquired	55.2
	To Reflect Deferred Tax Asset Associated with the Fair Value Adjustment of Accrued Expenses and Other Liabilities	(0.9)
	To Reclassify Kemper and Infinity's Historical Deferred Income Tax Assets to Deferred Income Tax Liabilities	(33.7)
(6l)	Total Adjustments to Deferred Income Tax Liabilities	1.2
(6m)	Adjustment to Reflect Infinity’s Debt at Fair Value	8.2
	Adjustments to Accrued Expenses and Other Liabilities:
	To Reflect Estimated Transaction Costs to be Incurred by Kemper	13.2
	To Reflect Estimated Transaction Costs to be Incurred by Infinity	14.4
	To Reflect Miscellaneous Accruals at Fair Value	1.9
(6n)	Total Adjustment to Accrued Expenses and Other Liabilities	29.5
	Total Adjustments to Liabilities	$22.2
	Shareholders’ Equity:
	Adjustments to Common Stock:
	To Eliminate the Historical Outstanding Infinity Common Stock	$(21.9)
	To Record the Par Value of Kemper Common Stock Issued as Part of the Merger Consideration to Effect the Merger	1.3
(6o)	Total Adjustments to Common Stock	(20.6)
	Adjustments to Paid-in Capital:
	To Eliminate Infinity’s Historical Paid-in Capital	(386.7)
	To Record the Paid-in Capital of Kemper Common Stock Issued as Part of the Merger Consideration to Effect the Merger	982.8
	To Record adjustment to Paid-in Capital for Costs Associated with the Issuance of Kemper Common Stock	(4.0)
(6p)	Total Adjustments to Paid-in Capital	592.1
	Adjustments to Retained Earnings:
	To Eliminate Infinity’s Historical Retained Earnings	(846.4)
	Adjustment to Reflect Transaction Costs Expected to be Incurred by Kemper	(7.3)
(6q)	Total Adjustments to Retained Earnings	(853.7)
(6r)	To Eliminate Infinity’s Historical Accumulated Other Comprehensive Income	16.1
(6s)	To Eliminate Infinity’s Historical Treasury Stock at Cost	503.1
	Total Adjustments to Shareholders’ Equity	$237.0

Note 7. Preliminary Unaudited Pro Forma Condensed Combined Statement of Income Adjustments for Year Ended December 31, 2017
Adjustments included in the “Acquisition Adjustments” column in the accompanying unaudited pro forma condensed combined statement of income for the year ended December 31, 2017 are as follows:

(Dollars in Millions)		Increase (Decrease) for the Year Ended Dec 31, 2017
	Revenues:
(7a)	Adjustment to Net Investment Income to Amortize the Fair Value Adjustment to Infinity’s Investments in Fixed Maturities	$0.3
	Total Adjustment to Revenue	0.3
	Expenses:
	Adjustments to Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses
	To Amortize the Estimated Fair Value Adjustment on Infinity’s Unpaid Losses and Loss Adjustment Expenses	7.2
(7b)	Total Adjustments to Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	7.2
	Adjustments to Insurance Expenses:
	Adjustment to Eliminate Infinity’s Historical Amortization of Deferred Policy Acquisition Costs Following the Write-Off of the Deferred Policy Acquisition Costs	(91.1)
	To Amortize Certain Identifiable Finite Lived Intangible Assets Acquired in Connection with the Merger	167.8
(7c)	Total Adjustments to Insurance Expenses	76.7
	Adjustments to Interest and Other Expenses:
	To Reflect Interest Expense as a Result of the Fair Value Related to Infinity’s Long-Term Debt Assumed by Kemper	(1.3)
	To Record Incremental Stock-Based Compensation Expense for Replacement Awards in Connection with the Merger	2.3
	To Record Depreciation Expense Following the Fair Value Adjustment of Property and Equipment Acquired by Kemper	1.1
(7d)	Total Adjustments to Interest and Other Expenses	2.1
	Total Adjustments to Expenses	86.0
	Adjustment to Income Taxes:
	Adjustment to Reflect the Income Tax Impact on the Unaudited Pro Forma Adjustments using the U.S. Statutory Tax Rate of 35%	30.0
(7e)	Total Adjustments to Income Taxes	30.0
	Total Adjustments to Income from Continuing Operations	$(55.7)

Adjustments included in the “Financing Adjustments” column in the accompanying unaudited pro forma condensed combined statement of income for the year ended December 31, 2017 are as follows:

(Dollars in Millions)		Increase (Decrease) for the Year Ended Dec 31, 2017
	Revenues:
	Adjustments to Net Investment Income:
	To Reflect the Impact on Historical Net Investment Income Based on the Average Annual Yield of Kemper’s Short-Term Investments which were Sold to Fund Part of the Cash Portion of the Merger Consideration Paid to Effect the Merger	(2.2)
	To Reflect the Impact on Historical Net Investment Income Based on the Average Annual Yield of Infinity’s Cash and Cash Equivalents which was Used to Repay the Short-term Borrowing to Effect the Merger	(0.5)
(7f)	Total Adjustments to Net Investment Income	(2.7)
	Total Adjustments to Revenues	(2.7)
	Expenses:
	Adjustments to Interest and Other Expenses:
	Adjustment to Record the Estimated Interest Expense on the Term Loan Used to Fund Part of the Cash Portion of the Merger Consideration Paid to Effect the Merger	9.5
(7g)	Total Adjustments to Interest and Other Expenses	9.5
	Total Adjustments to Expenses	9.5
	Adjustment to Income Taxes:
	Adjustment to Reflect the Income Tax Impact on the Unaudited Pro Forma Adjustments Using the U.S. Statutory Tax Rate of 35%	4.3
(7h)	Total Adjustments to Income Taxes	4.3
	Total Adjustments to Income from Continuing Operations	$(7.9)

Note 8. Preliminary Unaudited Pro Forma Condensed Combined Statement of Income Adjustments for the Six Months Ended June 30, 2018
Adjustments included in the “Acquisition Adjustments” column in the accompanying unaudited pro forma condensed combined statement of income for the six months ended June 30, 2018 are as follows:

(Dollars in Millions)		Increase (Decrease) for the Six Months Ended June 30, 2018
	Revenues:
(8a)	Adjustment to Net Investment Income to Amortize the Fair Value Adjustment to Infinity’s Investments in Fixed Maturities	$0.2
	Total Adjustment to Revenue	0.2
	Expenses:
	Adjustments to Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses:
	To Amortize the Estimated Fair Value Adjustment on Infinity’s Unpaid Losses and Loss Adjustment Expenses	3.1
(8b)	Total Adjustments to Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	3.1
	Adjustments to Insurance Expenses:
	To Amortize Certain Identifiable Finite Lived Intangible Assets Acquired in Connection with the Merger	11.6
(8c)	Total Adjustments to Insurance Expenses	11.6
	Adjustments to Interest and Other Expenses:
	To Reflect Interest Expense as a Result of the Fair Value Related to Infinity’s Long-Term Debt Assumed by Kemper	(0.9)
	To Record Incremental Stock-Based Compensation Expense for Replacement Awards in Connection with the Merger	(0.3)
	To Reverse Transaction Costs Incurred by Kemper and Infinity	(12.5)
	To Record Depreciation Expense Following the Fair Value Adjustment of Property and Equipment Acquired by Kemper	0.5
(8d)	Total Adjustments to Interest and Other Expenses	(13.2)
	Total Adjustments to Expenses	1.5
	Adjustment to Income Taxes:
	Adjustment to Reflect the Income Tax Impact on the Unaudited Pro Forma Adjustments using the U.S. Statutory Tax Rate of 21%	0.3
(8e)	Total Adjustments to Income Taxes	0.3
	Total Adjustments to Income from Continuing Operations	$(1.0)

Adjustments included in the “Financing Adjustments” column in the accompanying unaudited pro forma condensed combined statement of income for the sixth months ended June 30, 2018 are as follows:

(Dollars in Millions)		Increase (Decrease) for the Six Months Ended June 30, 2018
	Revenues:
	Adjustments to Net Investment Income:
	To Reflect the Impact on Historical Net Investment Income Based on the Average Annual Yield of Kemper’s Short-Term Investments which will be Sold to Fund Part of the Cash Portion of the Merger Consideration Paid to Effect the Merger	(1.1)
	To Reflect the Impact on Historical Net Investment Income Based on the Average Annual Yield of Infinity’s Cash and Cash Equivalents which will be Used to Repay the Short-term Borrowing to Effect the Merger	(0.3)
(8f)	Total Adjustments to Net Investment Income	(1.4)
	Total Adjustments to Revenues	(1.4)
	Expenses:
	Adjustments to Interest and Other Expenses:
	Adjustment to Record the Estimated Interest Expense on the Term Loan Used to Fund Part of the Cash Portion of the Merger Consideration Paid to Effect the Merger	4.8
(8g)	Total Adjustments to Interest and Other Expenses	4.8
	Total Adjustments to Expenses	4.8
	Adjustment to Income Taxes:
	Adjustment to Reflect the Income Tax Impact on the Unaudited Pro Forma Adjustments Using the U.S. Statutory Tax Rate of 21%	1.4
(8h)	Total Adjustments to Income Taxes	1.4
	Total Adjustments to Income from Continuing Operations	$(4.8)

Note 9. Preliminary Unaudited Pro Forma Income from Continuing Operations per Unrestricted Share
The preliminary unaudited pro forma basic and diluted income from continuing operations per unrestricted share calculations are based on Kemper’s basic and diluted weighted average number of unrestricted shares outstanding for the year ended December 31, 2017 and six months ended June 30, 2018. The pro forma weighted average number of shares outstanding reflects the following adjustments as if the Merger had occurred on January 1, 2017:

•	elimination of Infinity common stock;

•	the issuance of Kemper common stock to Infinity shareholders, based on Infinity’s common stock outstanding immediately prior to the closing;

•	pursuant to the terms of the Merger Agreement, the effects of the vesting of the Infinity performance share awards; and

•	pursuant to the terms of the Merger Agreement, the treatment of the Rollover RSUs.
The following table sets forth the calculation of pro forma basic and diluted income from continuing operations per unrestricted share for year ended December 31, 2017:

Year Ended Dec 31, 2017
Numerator—Dollars in Millions
Pro Forma Income from Continuing Operations	$101.7
Less: Pro Forma Income from Continuing Operations Attributed to Participating Awards	(0.7)
Pro Forma Income from Continuing Operations Attributed to Unrestricted Shares	$101.0
Denominator—Shares in Thousands
Kemper’s Historical Weighted Average Unrestricted Shares Outstanding	51,345.6
Shares of Infinity Common Stock Converted Into Shares of Kemper Common Stock	13,106.8
Infinity’s Performance Share Awards which Vested Upon the Closing of the Merger Converted into Shares of Kemper Common Stock	77.3
Pro Forma Weighted Average Shares Outstanding — Basic	64,529.7
Kemper’s Historical Equity-Based Compensation Equivalent Shares	232.2
Pro Forma Weighted Average Shares Outstanding — Diluted	64,761.9
Income from Continuing Operations Per Unrestricted Share — In Whole Dollars
Basic	$1.56
Diluted	$1.56
The following table sets forth the calculation of pro forma basic and diluted income from continuing operations per unrestricted share for six months ended June 30, 2018:

Six Months Ended June 30, 2018
Numerator—Dollars in Millions
Pro Forma Income from Continuing Operations	$133.1
Less: Pro Forma Income from Continuing Operations Attributed to Participating Awards	(0.9)
Pro Forma Income from Continuing Operations Attributed to Unrestricted Shares	$132.2
Denominator—Shares in Thousands
Kemper’s Historical Weighted Average Unrestricted Shares Outstanding	51,526.6
Shares of Infinity Common Stock Converted Into Shares of Kemper Common Stock	13,106.8
Infinity’s Performance Share Awards which Vested Upon the Closing of the Merger Converted into Shares of Kemper Common Stock	77.3
Pro Forma Weighted Average Shares Outstanding — Basic	64,710.7
Kemper’s Historical Equity-Based Compensation Equivalent Shares	470.1
Pro Forma Weighted Average Shares Outstanding — Diluted	65,180.8
Income from Continuing Operations Per Unrestricted Share — In Whole Dollars
Basic	$2.04
Diluted	$2.03

Note 10. Preliminary Unaudited Pro Forma Debt
The historical and preliminary unaudited pro forma debt of Kemper and Infinity as of June 30, 2018 is summarized as follows:

(Dollars in Millions)	Historical Kemper	Historical Infinity	Pro Forma As Adjusted
4.35% Senior Notes due February 2025	$448.2	$—	$448.2
7.35% Subordinated Debentures due February 2054	144.2	—	144.2
5.0% Senior Notes due September 2022	—	273.9	282.1
Subsidiary Borrowings from FHLBs of Dallas and Chicago	110.0	—	110.0
Term Loan due June 29, 2020	249.4	—	249.4
Total	$951.8	$273.9	$1,233.9
On July 13, 2018, Kemper subsidiaries repaid in full the $110.0 million of FHLB borrowings, plus accrued interest, using unencumbered cash and short-term investments acquired in the purchase.